SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2007

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8: Other Events

mPhase Technologies, Inc., a New Jersey corporation ("mPhase"), announced that it is creating a new subsidiary to which it will transfer all of its nanotechnology assets and liabilities  and which it will eventually issue stock to new investors that will be registered as a new publicly-held company. mPhase currently plans a private placement of a small percentage of stock in the  new company. mPhase will continue to own and hold shares constituting a significant majority of such stock such that the subsidiary will continue to be consolidated for both financial reporting and tax reporting purposes with mPhase Technologies, Inc.

Exhibit 99.1: Press release dated April 17, 2007 of mPhase Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: April 17, 2007